Exhibit 99

Accenture Reports Fourth-Quarter and Full-Year Fiscal 2020 Results In Line With Expectations

-- For the fourth quarter, revenues are $10.8 billion, a decrease of 2% in U.S. dollars and 1% in local currency, including a reduction of approximately 2 percentage points from a decline in revenues from reimbursable travel costs --

-- Fourth-quarter GAAP EPS are $1.99, a 14% increase from fiscal 2019, including $0.29 of gains on an investment; excluding these gains, EPS are $1.70, a 2% decline from fiscal 2019 --

-- For full fiscal year, revenues are $44.3 billion, an increase of 3% in U.S. dollars and 4% in local currency, including a reduction of approximately 1 percentage point from a decline in revenues from reimbursable travel costs --

-- Fiscal 2020 GAAP EPS are $7.89, a 7% increase from fiscal 2019, including $0.43 of gains on an investment; excluding these gains, EPS are $7.46, a 1% increase from fiscal 2019 --

    -- Free cash flow is a record $3.0 billion in Q4 and a record $7.6 billion for full year, with cash balance at Aug. 31, 2020 of $8.4 billion --

-- New bookings are $14.0 billion for fourth quarter, the company’s second-highest ever, and a record $49.6 billion for full year --

-- Company increases quarterly cash dividend 10%, to $0.88 per share; Board of Directors approves $5.0 billion of additional share repurchase authority --

-- For fiscal 2021, Accenture expects revenue growth of 2% to 5% in local currency, including a reduction of approximately 1 percentage point from a decline in revenues from reimbursable travel costs, and GAAP diluted EPS of $7.80 to $8.10, an increase of 5% to 9% from adjusted EPS for fiscal 2020 --

NEW YORK; Sept. 24, 2020 — Accenture (NYSE: ACN) reported financial results for the fourth quarter and full fiscal year ended Aug. 31, 2020.

For the fourth quarter, revenues were $10.8 billion, a decrease of 2% in U.S. dollars and 1% in local currency compared with the fourth quarter of fiscal 2019. Revenue growth for the quarter was reduced approximately 2 percentage points by a decline in revenues from reimbursable travel costs. Diluted earnings per share were $1.99, a 14% increase from fiscal 2019, including $0.29 from gains on an investment. Excluding these gains, diluted EPS were $1.70, a 2% decline from $1.74 for the fourth quarter last year. Operating margin for the fourth quarter of fiscal 2020 was 14.3%, an expansion of 10 basis points from the fourth quarter of fiscal 2019. Operating cash flow was $3.2 billion and free cash flow was $3.0 billion. New bookings were $14.0 billion.

For the full fiscal year, revenues were $44.3 billion, an increase of 3% in U.S. dollars and 4% in local currency compared with fiscal 2019. Revenue growth for the year was reduced approximately 1 percentage point by a decline in revenues from reimbursable travel costs. Diluted earnings per share were $7.89, a 7% increase from fiscal 2019, including $0.43 from gains on an investment. Excluding these gains, diluted EPS for fiscal 2020 were $7.46, a 1% increase from $7.36 in fiscal 2019. This was above the adjusted guided range for diluted EPS of $7.30 to $7.43 after removing $0.27 in gains on an investment realized in the first half of fiscal

2020 and in June 2020 — which were included in the guidance provided in the company’s third-quarter earnings release. Operating margin for fiscal 2020 was 14.7%, an expansion of 10 basis points. Operating cash flow for fiscal 2020 was $8.2 billion and free cash flow was $7.6 billion. New bookings were a record $49.6 billion.

Julie Sweet, Accenture’s chief executive officer, said, “Accenture’s fiscal 2020 results demonstrate the relevance of our growth strategy, the resilience of our business and our people, our disciplined management of the business, and the power of our relationships with the world’s leading companies and ecosystem partners. Our ability to pivot rapidly to meet the needs of our clients and new ways of operating is reflected in our record new bookings of $50 billion for fiscal 2020. We also continued to deliver revenue growth ahead of the market as well as strong profitability and superior cash flow. As we turn the page to fiscal 2021, we are better positioned than ever to continue gaining market share and delivering tangible value for our clients and shared success for all our stakeholders.”

Financial Review

Fourth Quarter Fiscal 2020

Revenues for the fourth quarter of fiscal 2020 were $10.84 billion, compared with $11.06 billion for the fourth quarter of fiscal 2019, a decrease of 2% percent in U.S. dollars and 1% in local currency, including a reduction of approximately 2 percentage points from a decline in revenues from reimbursable travel costs. Revenues were at the midpoint of the company’s guided range of $10.6 billion to $11.0 billion. The foreign-exchange impact for the quarter was approximately negative 1 percent, consistent with the assumption provided in the company’s third-quarter earnings release.

•Consulting revenues were $5.68 billion, a decrease of 8% in both U.S. dollars and local currency compared with the fourth quarter of fiscal 2019, including a reduction of approximately 3 percentage points from a decline in revenues from reimbursable travel costs.

•Outsourcing revenues were $5.15 billion, an increase of 6% in U.S. dollars and 7% percent in local currency compared with the fourth quarter of fiscal 2019.

GAAP diluted EPS for the fourth quarter were $1.99, a 14% increase from $1.74 for the fourth quarter last year. Excluding gains on an investment of $219 million, pre-tax, or $0.29 per share, EPS for the quarter were $1.70, a decrease of $0.04 from the fourth quarter last year. The $0.04 decrease in EPS on an adjusted basis reflects:

•a $0.03 increase from higher non-operating income; and
•a $0.01 increase from a lower share count;

offset by

•a $0.03 decrease from lower revenue and operating results; and
•a $0.05 decrease from a higher effective tax rate.

Gross margin (gross profit as a percentage of revenues) for the fourth quarter was 31.8%, compared with 31.1% for the fourth quarter of fiscal 2019. Selling, general and administrative

(SG&A) expenses for the fourth quarter were $1.90 billion, or 17.5% of revenues, compared with $1.86 billion, or 16.9% of revenues, for the fourth quarter of fiscal 2019.

Operating income for the fourth quarter of fiscal 2020 was $1.54 billion, or 14.3% of revenues, compared with $1.57 billion, or 14.2% of revenues, for the fourth quarter of fiscal 2019. Operating margin for the fourth quarter of fiscal 2020 expanded 10 basis points.

The company’s effective tax rate for the fourth quarter was 26.8%. Excluding the impact of gains on an investment, the effective tax rate was 28.4%, compared with 26.6% for the fourth quarter of fiscal 2019.

Net income for the quarter was $1.31 billion. Excluding the $185 million after-tax impact of gains on an investment, net income was $1.12 billion, compared with $1.15 billion for the fourth quarter last year.

Operating cash flow for the fourth quarter was $3.16 billion, and property and equipment additions were $189 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $2.97 billion. For the same period of fiscal 2019, operating cash flow was $2.12 billion, property and equipment additions were $241 million, and free cash flow was $1.87 billion.

Days services outstanding, or DSOs, were 35 days at Aug. 31, 2020, compared with 40 days at Aug. 31, 2019.

Accenture’s total cash balance at Aug. 31, 2020 was $8.4 billion, compared with $6.1 billion at Aug. 31, 2019.

New Bookings

New bookings for the fourth quarter were $14.0 billion, an increase of 8% in U.S. dollars and 9% in local currency from the fourth quarter last year.

•Consulting new bookings were $6.5 billion, or 46% of total new bookings.

•Outsourcing new bookings were $7.5 billion, or 54% of total new bookings.

Revenues by Geographic Market

Revenues by geographic market for the fourth quarter were as follows:

•North America: $5.20 billion, a decrease of 1% in U.S. dollars and flat in local currency compared with the fourth quarter of fiscal 2019.

•Europe: $3.41 billion, a decrease of 5% in both U.S. dollars and local currency compared with the fourth quarter of fiscal 2019.

•Growth Markets: $2.23 billion, a decrease of 1% in U.S. dollars and an increase of 3% in local currency compared with the fourth quarter of fiscal 2019.

Revenues by Industry Group

Revenues by industry group for the fourth quarter were as follows:

•Communications, Media & Technology: $2.20 billion, a decrease of 1% percent in U.S. dollars and flat in local currency compared with the fourth quarter of fiscal 2019.

•Financial Services: $2.10 billion, a decrease of 1% in U.S. dollars and flat in local currency compared with the fourth quarter of fiscal 2019.

•Health & Public Service: $2.09 billion, an increase of 11% in U.S. dollars and 12% in local currency compared with the fourth quarter of fiscal 2019.

•Products: $2.90 billion, a decrease of 6% in both U.S. dollars and local currency compared with the fourth quarter of fiscal 2019.

•Resources: $1.54 billion, a decrease of 11% in U.S. dollars and 10% in local currency compared with the fourth quarter of fiscal 2019.

Full Year Fiscal 2020

Revenues for the full 2020 fiscal year were $44.3 billion, compared with $43.2 billion for fiscal 2019, an increase of 3% in U.S. dollars and 4% in local currency, including a reduction of approximately 1 percentage point from a decline in revenues from reimbursable travel costs. Revenues for fiscal 2020 reflect a foreign-exchange impact of approximately negative 1.5% compared with fiscal 2019.

•Consulting revenues were $24.2 billion, flat in U.S. dollars and an increase of 2% in local currency compared with fiscal 2019, including a reduction of approximately 2 percentage points from a decline in revenues from reimbursable travel costs.

•Outsourcing revenues were $20.1 billion, an increase of 6% in U.S. dollars and 7% in local currency compared with fiscal 2019.

GAAP diluted EPS for the full 2020 fiscal year were $7.89, a 7% increase from fiscal 2019, compared with $7.36 for fiscal 2019. Excluding gains on an investment of $332 million, pre-tax, or $0.43 per share, EPS for the year were $7.46, an increase of $0.10, or 1%, from fiscal 2019. The $0.10 increase in EPS on an adjusted basis reflects:

•a $0.24 increase from higher revenue and operating results; and
•a $0.03 increase from a lower share count;

partially offset by

•a $0.14 decrease from a higher effective tax rate;
•a $0.02 decrease from lower non-operating income; and
•a $0.01 decrease from higher income attributable to noncontrolling interests.

Gross margin (gross profit as a percentage of revenues) for fiscal 2020 was 31.5%, compared with 30.8% for fiscal 2019. Selling, general and administrative (SG&A) expenses for the full fiscal year were $7.46 billion, or 16.8% of revenues, compared with $7.01 billion, or 16.2% of revenues, for fiscal 2019.

Operating income for the full fiscal year was $6.51 billion, or 14.7% of revenues, compared with $6.31 billion, or 14.6% of revenues, in fiscal 2019.

Accenture’s annual effective tax rate for fiscal 2020 was 23.5%. Excluding the impact of gains on an investment, the effective tax rate was 23.9%, compared with 22.5% in fiscal 2019.

Net income for the full fiscal year was $5.19 billion. Excluding the $280 million after-tax impact of gains on an investment, net income was $4.91 billion, compared with $4.85 billion for fiscal 2019.

For the full 2020 fiscal year, operating cash flow was $8.22 billion, and property and equipment additions were $599 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $7.62 billion. For fiscal 2019, operating cash flow was $6.63 billion, property and equipment additions were $599 million, and free cash flow was $6.03 billion.

New Bookings

New bookings for the full fiscal year were $49.6 billion, an increase of 9% in U.S. dollars and 10% in local currency from fiscal 2019.

•Consulting new bookings were $25.8 billion, or 52% of total new bookings.

•Outsourcing new bookings were $23.7 billion, or 48% of total new bookings.

Revenues by Geographic Market

Revenues by geographic market for the full fiscal year were as follows:

•North America: $20.98 billion, an increase of 5% in both U.S. dollars and local currency compared with fiscal 2019.

•Europe: $14.40 billion, a decrease of 2% in U.S. dollars and flat in local currency compared with fiscal 2019.

•Growth Markets: $8.94 billion, an increase of 5% in U.S. dollars and 8% in local currency compared with fiscal 2019.

Revenues by Industry Group

Revenues by industry group for the full fiscal year were as follows:

•Communications, Media & Technology: $8.88 billion, an increase of 1% in U.S. dollars and 3% in local currency compared with fiscal 2019.

•Financial Services: $8.52 billion, flat in U.S. dollars and an increase of 2% in local currency compared with fiscal 2019.

•Health & Public Service: $8.02 billion, an increase of 12% in U.S. dollars and 13% in local currency compared with fiscal 2019.

•Products: $12.27 billion, an increase of 2% in U.S. dollars and 3% percent in local currency compared with fiscal 2019.

•Resources: $6.61 billion, a decrease of 2% in U.S. dollars and flat in local currency compared with fiscal 2019.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases. In fiscal 2020, the company returned $4.95 billion to shareholders, including $2.04 billion in cash dividends and $2.92 billion in share repurchases.

Dividend

On Aug. 14, 2020, a quarterly cash dividend of $0.80 per share was paid to shareholders of record at the close of business on July 16, 2020. These cash dividend payments totaled $509 million, bringing dividend payments for the full year to $2.04 billion, compared with $1.86 billion in fiscal 2019.

Accenture plc has declared a quarterly cash dividend of $0.88 per share, for shareholders of record at the close of business on Oct. 13, 2020. This dividend, which is payable on Nov. 13, 2020, represents a 10% increase over the company’s previous quarterly dividend.

Share Repurchase Activity

During the fourth quarter of fiscal 2020, Accenture repurchased or redeemed 2.6 million shares, including 2.5 million shares repurchased in the open market, for a total of $590 million. This brought total share repurchases and redemptions for the full fiscal year to 14.8 million shares, including 12.0 million shares repurchased in the open market, for a total of $2.92 billion.

The company’s Board of Directors has approved $5.0 billion in additional share repurchase authority, bringing Accenture’s total outstanding authority to approximately $6.3 billion.

At Aug. 31, 2020, Accenture had approximately 635 million total shares outstanding.

Business Outlook

The coronavirus (COVID-19) crisis has created a significant amount of volatility, uncertainty and economic disruption. Accenture’s first-quarter and full-year 2021 business outlook reflects its assumptions, as of today, regarding the continued effect of the coronavirus pandemic. The extent to which this continues to impact Accenture’s business, operations, and financial results, including the duration and magnitude of such impact, will depend on numerous evolving factors that are difficult to accurately predict, including those discussed in the Risk Factors set forth in Accenture’s filings with the U.S. Securities and Exchange Commission.

First Quarter Fiscal 2021

Accenture expects revenues for the first quarter of fiscal 2021 to be in the range of $11.15 billion to $11.55 billion, a decrease of 3% to flat in local currency, including a reduction of approximately 2 percentage points from a decline in revenues from reimbursable travel costs. The company is assuming a positive 1.5% foreign-exchange impact compared with the first quarter of fiscal 2020.

Fiscal Year 2021

Accenture’s business outlook for the full 2021 fiscal year assumes that the foreign-exchange impact on its results in U.S. dollars will be positive 2% compared with fiscal 2020.

For fiscal 2021, the company expects revenue growth to be in the range of 2% to 5% in local currency, including a reduction of approximately 1 percentage point from a decline in revenues from reimbursable travel costs.

Accenture expects operating margin for the full fiscal year to be in the range of 14.8% to 15.0%, an expansion of 10 to 30 basis points from fiscal 2020.

The company expects its annual effective tax rate to be in the range of 23.0% to 25.0%.

The company expects diluted EPS to be in the range of $7.80 to $8.10, an increase of 5% to 9% over adjusted FY20 diluted EPS.

For fiscal 2021, the company expects operating cash flow to be in the range of $6.35 billion to $6.85 billion; property and equipment additions to be $650 million; and free cash flow to be in the range of $5.7 billion to $6.2 billion.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its fourth-quarter financial results. To participate, please dial +1 (877) 692-8955 [+1 (234) 720-6979 outside the United States, Puerto Rico and Canada] and enter access code 1618006 approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 11:00 a.m. EDT today, Sept. 24, and continuing until Thursday, Dec. 17, 2020. The replay will also be available via telephone by dialing +1 (866) 207-1041 [+1 (402) 970-0847 outside the United States, Puerto Rico and Canada] and entering access code 4996254 from 11:00 a.m. EDT today, Sept. 24, through Thursday, Dec. 17, 2020.

About Accenture

Accenture is a leading global professional services company, providing a broad range of services in strategy and consulting, interactive, technology and operations, with digital capabilities across all of these services. We combine unmatched experience and specialized capabilities across more than 40 industries — powered by the world’s largest network of Advanced Technology and Intelligent Operations centers. With 506,000 people serving clients in more than 120 countries, Accenture brings continuous innovation to help clients improve their performance and create lasting value across their enterprises. Visit us at www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. For a discussion of risks and actions taken in response to the coronavirus (COVID-19) pandemic, see “Our results of operations have been significantly adversely affected and could in the future be materially adversely impacted by the COVID-19 pandemic” under Item 1A, “Risk Factors” in Accenture plc’s Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2020. Many of the following risks, uncertainties and other factors identified below are, and will be, amplified by the COVID-19 pandemic. These risks include, without limitation, risks that: Accenture’s results of operations have been significantly adversely affected and could in the future be materially adversely impacted by the COVID-19 pandemic; Accenture’s results of operations could be adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; if Accenture is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture could face legal, reputational and financial risks if the company fails to protect client and/or company data from security breaches or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; as a result of Accenture’s geographically diverse operations and its growth strategy to continue to expand in its key markets around the world, the company is more susceptible to certain risks; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if Accenture does not successfully manage and develop its relationships with key alliance partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; many of Accenture’s contracts include fees subject to the attainment of targets or specific service levels, which could increase the variability of the company’s revenues and impact its margins; Accenture might be unable to access additional capital on favorable terms or at all and if the company raises equity capital, it may dilute its shareholders’ ownership interest in the company; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contacts:

Stacey Jones
Accenture Media Relations
+1 (917) 452-6561
stacey.jones@accenture.com

Angie Park
Accenture Investor Relations
+1 (703) 947-2401
angie.park@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Year Ended
	August 31, 2020	% of Revenues	August 31, 2019	% of Revenues	August 31, 2020	% of Revenues	August 31, 2019	% of Revenues
REVENUES:
Revenues	$10,835,271	100.0%	$11,055,650	100.0%	$44,327,039	100.0%	$43,215,013	100.0%
OPERATING EXPENSES:
Cost of services	7,394,731	68.2%	7,621,034	68.9%	30,350,881	68.5%	29,900,325	69.2%
Sales and marketing	1,153,949	10.6%	1,173,240	10.6%	4,625,929	10.4%	4,447,456	10.3%
General and administrative costs	741,888	6.8%	689,883	6.2%	2,836,585	6.4%	2,562,158	5.9%
Total operating expenses	9,290,568		9,484,157		37,813,395		36,909,939
OPERATING INCOME	1,544,703	14.3%	1,571,493	14.2%	6,513,644	14.7%	6,305,074	14.6%
Interest income	7,855		27,394		69,331		87,508
Interest expense	(14,069)		(7,491)		(33,071)		(22,963)
Other (expense) income, net	244,866		(30,644)		224,427		(117,822)
INCOME BEFORE INCOME TAXES	1,783,355	16.5%	1,560,752	14.1%	6,774,331	15.3%	6,251,797	14.5%
Income tax expense	477,931		415,204		1,589,018		1,405,556
NET INCOME	1,305,424	12.0%	1,145,548	10.4%	5,185,313	11.7%	4,846,241	11.2%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(1,534)		(1,481)		(6,325)		(6,694)
Net income attributable to noncontrolling interests – other (1)	(15,961)		(13,640)		(71,149)		(60,435)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,287,929	11.9%	$1,130,427	10.2%	$5,107,839	11.5%	$4,779,112	11.1%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,287,929		$1,130,427		$5,107,839		$4,779,112
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	1,534		1,481		6,325		6,694
Net income for diluted earnings per share calculation	$1,289,463		$1,131,908		$5,114,164		$4,785,806
EARNINGS PER SHARE:
-Basic	$2.03		$1.77		$8.03		$7.49
-Diluted	$1.99		$1.74		$7.89		$7.36
WEIGHTED AVERAGE SHARES:
-Basic	635,887,742		637,049,388		636,299,913		638,098,125
-Diluted	647,867,307		650,523,417		647,797,003		650,204,873
Cash dividends per share	$0.80		$—		$3.20		$2.92
_______________
(1)     Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)     Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

			Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency

	Three Months Ended
	August 31, 2020	August 31, 2019 (2)
GEOGRAPHIC MARKETS (1)
North America	$5,197,735	$5,228,090	(1)%	—
Europe	3,408,865	3,569,750	(5)	(5)%
Growth Markets	2,228,671	2,257,810	(1)	3
Total	$10,835,271	$11,055,650	(2)%	(1)%
INDUSTRY GROUPS (1)
Communications, Media & Technology	$2,201,205	$2,223,931	(1)%	—
Financial Services	2,103,925	2,124,342	(1)	—
Health & Public Service	2,090,011	1,877,423	11	12%
Products	2,895,052	3,092,346	(6)	(6)
Resources	1,540,094	1,731,833	(11)	(10)
Other	4,984	5,775	n/m	n/m
Total	$10,835,271	$11,055,650	(2)%	(1)%
TYPE OF WORK
Consulting	$5,680,576	$6,186,461	(8)%	(8)%
Outsourcing	5,154,695	4,869,189	6	7
Total	$10,835,271	$11,055,650	(2)%	(1)%

				Percent Increase (Decrease) Local Currency
			Percent Increase (Decrease) U.S. Dollars
	Year Ended
	August 31, 2020	August 31, 2019 (2)
GEOGRAPHIC MARKETS (1)
North America	$20,982,253	$19,986,136	5%	5%
Europe	14,402,142	14,695,749	(2)	—
Growth Markets	8,942,644	8,533,128	5	8
Total	$44,327,039	$43,215,013	3%	4%
INDUSTRY GROUPS (1)
Communications, Media & Technology	$8,883,173	$8,757,250	1%	3%
Financial Services	8,518,136	8,493,819	—	2
Health & Public Service	8,022,704	7,160,787	12	13
Products	12,272,036	12,004,934	2	3
Resources	6,611,544	6,771,976	(2)	—
Other	19,446	26,247	n/m	n/m
Total	$44,327,039	$43,215,013	3%	4%
TYPE OF WORK
Consulting	$24,227,024	$24,177,428	—	2%
Outsourcing	20,100,015	19,037,585	6%	7
Total	$44,327,039	$43,215,013	3%	4%
_______________
n/m = not meaningful

(1)Effective March 1, 2020 we began managing our business under a new growth model through our three geographic markets, which became our reportable segments in the third quarter of fiscal 2020.
(2) Effective September 1, 2019 we revised the reporting of our geographic markets for the movement of one country from Growth Markets to Europe. Prior period amounts have been reclassified to conform with the current period presentation.

ACCENTURE PLC
OPERATING INCOME BY GEOGRAPHIC MARKET
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	August 31, 2020		August 31, 2019
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
GEOGRAPHIC MARKETS (1)
North America	$888,000	17%	$840,474	16%	$47,526
Europe	322,093	9	416,469	12	(94,376)
Growth Markets	334,610	15	314,550	14	20,060
Total	$1,544,703	14.3%	$1,571,493	14.2%	$(26,790)

	Year Ended
	August 31, 2020		August 31, 2019
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
GEOGRAPHIC MARKETS (1)
North America	$3,169,648	15%	$3,107,437	16%	$62,211
Europe	1,799,431	12	2,013,245	14	(213,814)
Growth Markets	1,544,565	17	1,184,392	14	360,173
Total	$6,513,644	14.7%	$6,305,074	14.6%	$208,570
_______________
(1) Effective March 1, 2020 we began managing our business under a new growth model through our three geographic markets, which became our reportable segments in the third quarter of fiscal 2020. As a result of these changes, Accenture began reporting Operating income by geographic market, rather than industry group, in the third quarter of fiscal 2020.

ACCENTURE PLC
RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	August 31, 2020			August 31, 2019
	As Reported (GAAP)	Investment Gains (1)	Adjusted (Non-GAAP)	As Reported (GAAP)
Income before income taxes	$1,783,355	$(218,882)	$1,564,473	$1,560,752
Income tax expense	477,931	(33,674)	444,257	415,204
Net income	$1,305,424	$(185,208)	$1,120,216	$1,145,548

Effective tax rate	26.8%		28.4%	26.6%
Diluted earnings per share	$1.99	$(0.29)	$1.70	$1.74

	Year Ended
	August 31, 2020			August 31, 2019
	As Reported (GAAP)	Investment Gains (1)	Adjusted (Non-GAAP)	As Reported (GAAP)
Income before income taxes	$6,774,331	$(332,074)	$6,442,257	$6,251,797
Income tax expense	1,589,018	(52,407)	1,536,611	1,405,556
Net income	$5,185,313	$(279,667)	$4,905,646	$4,846,241

Effective tax rate	23.5%		23.9%	22.5%
Diluted earnings per share	$7.89	$(0.43)	$7.46	$7.36
______________________
(1) Represents gains related to our investment in Duck Creek Technologies.

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	August 31, 2020	August 31, 2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,415,330	$6,126,853
Short-term investments	94,309	3,313
Receivables and contract assets	7,846,892	8,095,071
Other current assets	1,393,225	1,225,364
Total current assets	17,749,756	15,450,601
NON-CURRENT ASSETS:
Contract assets	43,257	71,002
Investments	324,514	240,313
Property and equipment, net	1,545,568	1,391,166
Lease assets	3,183,346	—
Goodwill	7,709,820	6,205,550
Other non-current assets	6,522,332	6,431,248
Total non-current assets	19,328,837	14,339,279
TOTAL ASSETS	$37,078,593	$29,789,880
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$7,820	$6,411
Accounts payable	1,349,874	1,646,641
Deferred revenues	3,636,741	3,188,835
Accrued payroll and related benefits	5,083,950	4,890,542
Lease liabilities	756,057	—
Other accrued liabilities	1,828,148	1,329,467
Total current liabilities	12,662,590	11,061,896
NON-CURRENT LIABILITIES:
Long-term debt	54,052	16,247
Lease liabilities	2,667,584	—
Other non-current liabilities	4,195,194	3,884,046
Total non-current liabilities	6,916,830	3,900,293
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	17,001,902	14,409,008
NONCONTROLLING INTERESTS	497,271	418,683
TOTAL SHAREHOLDERS’ EQUITY	17,499,173	14,827,691
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$37,078,593	$29,789,880

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Year Ended
	August 31, 2020	August 31, 2019	August 31, 2020	August 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,305,424	$1,145,548	$5,185,313	$4,846,241
Depreciation, amortization and other	486,890	240,168	1,773,124	892,760
Share-based compensation expense	259,706	236,301	1,197,806	1,093,253
Change in assets and liabilities/other, net	1,104,114	494,236	58,909	(205,301)
Net cash provided by (used in) operating activities	3,156,134	2,116,253	8,215,152	6,626,953
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(188,718)	(241,260)	(599,132)	(599,009)
Purchases of businesses and investments, net of cash acquired	(205,233)	(137,156)	(1,531,599)	(1,193,071)
Proceeds from sale of businesses and investments	145,507	36	230,393	27,951
Other investing, net	2,102	2,512	5,819	8,553
Net cash provided by (used in) investing activities	(246,342)	(375,868)	(1,894,519)	(1,755,576)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	105,743	93,992	955,308	848,445
Purchases of shares	(589,892)	(406,527)	(2,915,847)	(2,691,114)
Cash dividends paid	(509,201)	—	(2,037,733)	(1,864,353)
Other financing, net	(20,192)	(38,483)	(50,820)	(60,149)
Net cash provided by (used in) financing activities	(1,013,542)	(351,018)	(4,049,092)	(3,767,171)
Effect of exchange rate changes on cash and cash equivalents	76,819	(31,672)	16,936	(38,713)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,973,069	1,357,695	2,288,477	1,065,493
CASH AND CASH EQUIVALENTS, beginning of period	6,442,261	4,769,158	6,126,853	5,061,360
CASH AND CASH EQUIVALENTS, end of period	$8,415,330	$6,126,853	$8,415,330	$6,126,853